Exhibit 99.1
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                         [LETTERHEAD OF ARTHUR ANDERSEN]








June 27, 2002


Securities and Exchange Commission
Judiciary Plaza
450th Fifth Street, N.W.
Washington,  D.C. 20549


Ladies and Gentlemen:

We have read and agree with the comments in Part III of the Form 12b-25, dated on or about June 27, 2002, of CeNeS Pharmaceuticals plc for the fiscal year ended December 31, 2001.


Yours truly,

/s/ Arthur Andersen

Arthur Andersen